                                   EXHIBIT 99

                            JOINT FILER INFORMATION

Name:                       Urstadt Property Company, Inc.

Address:                    2 Park Place, Bronxville, New York  10708

Designated Filer:           Charles J. Urstadt

Issuer & Ticker Symbol:     Urstadt Biddle Properties Inc.

                            (UBP) (Common Stock)

Date of Event

Requiring Statement:        March 22, 2004

Signature:                  By:      /s/ Charles J. Urstadt

                                     Charles J. Urstadt

                                     Chairman